UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 15, 2019

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN		47708
(Address of principal executive offices)		(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 15, 2019, Springleaf Finance Corporation (“SFC”), an indirect subsidiary of OneMain Holdings, Inc., issued a notice of full redemption to redeem all $300 million outstanding aggregate principal amount of its 6.00% Senior Notes due 2020 (the “Notes”) at a redemption price in cash equal to the sum of (i) 100% of the principal amount of the Notes, plus (ii) the Applicable Premium (as such term is defined in the Indenture, dated as of May 29, 2013, between SFC and Wilmington Trust, National Association, as trustee, filed with the Securities and Exchange Commission as Exhibit 4.1 to SFC’s Current Report on Form 8-K on May 29, 2013) (if any) calculated by SFC as of the date of redemption, plus (iii) accrued and unpaid interest to but excluding the date of redemption. The Notes will be redeemed on April 15, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	March 15, 2019	By:	/s/ Scott T. Parker
		Name:	Scott T. Parker
		Title:	Executive Vice President and Chief Financial Officer